SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 1, 2002

Date of report (Date of earliest event reported)

GRANITE CITY FOOD & BREWERY LTD.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-29643	41-1883639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5831 Cedar Lake Road

St. Louis Park, Minnesota 55416

(Address of Principal Executive Offices, including Zip Code)

(952) 525-2070

(Registrant’s Telephone Number, including Area Code)

ITEM 5  OTHER EVENTS

On October 1, 2002, we sold $1,941,800 of Series A Convertible Preferred Stock and warrants to purchase common stock to accredited investors in an unregistered offering.  The preferred stock may be converted into 1,228,975 shares of common stock at a conversion price of $1.58 per share.  The warrants are exercisable for 614,483 shares of common stock at an exercise price of $1.58 per share.  We also issued a warrant to our placement agent for the purchase of 122,897 shares of common stock at an exercise price of $1.58 per share.

We have also accepted subscriptions for the purchase of an additional $2,333,200 of Series A Convertible Preferred Stock and warrants to purchase common stock, with additional payments due in December 2002 and March 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 1, 2002.

GRANITE CITY FOOD & BREWERY LTD.

By:	/s/	Mitchel I. Wachman
Mitchel I. Wachman
Chief Financial Officer